UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 4, 2019 (August 30, 2019)
Diversicare Healthcare Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
1621 Galleria Boulevard Brentwood, TN 37027-2926
(Address of principal executive offices)
(615) 771-7575
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
On May 22, 2019, the Company announced that it entered into an agreement with Omega Healthcare Investors, Inc. ("Omega") to amend its master lease to terminate operations of ten nursing facilities, totaling approximately 885 skilled nursing beds, located in Kentucky and to concurrently transfer operations to an operator selected by Omega. On August 30, 2019, the Company completed this previously announced disposition and no longer operates any skilled nursing centers in the state of Kentucky.
Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Pro forma financial information relative to the disposed businesses, as required under Item 9.01 of Form 8-K in connection with the dispositions, are attached as Exhibit 99.1.

(d) Exhibits

Number        Exhibit
99.1Unaudited pro forma condensed consolidated financial statements of Diversicare Healthcare Services, Inc. for the six months ended June 30, 2019 and for the years ended December 31, 2018, 2017 and 2016 and as of June 30, 2019, and the notes related thereto.

99.2Press release dated September 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSICARE HEALTHCARE SERVICES, INC.

By: /s/ Kerry D. Massey
Kerry D. Massey
Chief Financial Officer

Date:    September 4, 2019